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                                                                  Exhibit (a)(7)

                  NICHOLAS-APPLEGATE GROWTH EQUITY FUND, INC.
                             Articles of Amendment

     Nicholas-Applegate Growth Equity Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended as follows:

     (a) Article SECOND of the Charter is amended in its entirety to read as follows:

     SECOND: The name of the corporation (which is hereinafter called the "Corporation") is

                         NICHOLAS-APPLEGATE FUND, INC.

     (b) Article SIXTH of the Charter is amended in its entirety as follows:

     SIXTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is one hundred million (100,000,000) shares of capital stock (par value $.01 per share), amounting in aggregate par value to $1,000,000. All of such shares are classified as shares of the "Nicholas-Applegate Growth Equity Fund" series of Common Stock. The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock; provided, that the Board of Directors shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of stock then outstanding with respect to rights upon the liquidation, dissolution, or winding up of the affairs or, or upon any distribution of the general assets of, the Corporation; and provided further, that there may be variations so fixed and determined among different series and classes as to

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investment objectives, purchase price, right of redemption and special rights as to dividends, and in liquidation, with respect to assets belonging to a particular series or class, voting powers, and conversion rights.

(b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock and any additional class or series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional class or series at the time of establishing and designating such additional class or series).

     (1) Assets Belonging to Class or Series. All consideration received by the Corporation from the issue or sale of shares of a particular class or series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class or series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that class or series as provided in the following sentence, are herein referred to as "assets belonging to" that class or series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class or series (collectively "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the classes or series established and designated from time to time in

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such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular class or series shall belong to that class or series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

     (2) Liabilities Belonging to Class or Series. The assets belonging to each particular class or series shall be charged with the liabilities of the Corporation in respect of that class or series and all expenses, costs, charges and reserves attributable to that class or series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the classes or series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a class or series are herein referred to as "liabilities belonging to" that class or series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

     (3) Income Belonging to Class or Series. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act of 1940, as amended, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding. Income belonging to a class or series includes all income, earnings and profits derived from assets belonging to that class or series, less any expenses, costs, charges or reserves belonging to that class or series, for the relevant time period, all determined in accordance with generally accepted accounting principles.

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     (4) Dividends. Dividends and distributions on shares of a particular class or series may be paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that class.

     All dividends on shares of a particular class or series shall be paid only out of the income belonging to that class or series and capital gains distributions on shares of a particular class or series shall be paid only out of the capital gains belonging to that class or series. All dividends and distributions on shares of a particular class or series shall be distributed pro rata to the holders of that class or series in proportion to the number of shares of that class or series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

     The Corporation intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated

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investment company and to avoid liability of the Corporation for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax. Dividends and distributions may be made in cash, property or additional shares of the same or another class or series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each stockholder of the mode of the making of such dividend or distribution to that stockholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in subsection (9) below.

     (5) Liquidation. In the event of the liquidation or dissolution of the Corporation or of a particular class or series, the stockholders of each class or series that has been established and designated and is being liquidated shall be entitled to receive, as a class or series, when and as declared by the Board of Directors, the excess of the assets belonging to that class or series over the liabilities belonging to that class or series. The holders of shares of any particular class or series shall not be entitled thereby to any distribution upon liquidation of any other class or series. The assets so distributable to the stockholders of any particular class or series shall be distributed among such stockholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. The liquidation of any particular class or series in which there are shares than outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that class or series, as defined in the Investment Company Act of 1940, as amended, and without the vote of the holders of any other class or series. The liquidation or dissolution of a particular class or series may be accomplished, in whole or in part, by the transfer of assets

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of such class or series to another class or series or by the exchange of shares of such class or series for the shares of another class or series.

     (6) Voting. On each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to (c) below, the shares of all other classes or series shall vote as a single class or series, including liquidation of a particular class or series as described in subsection (5) above, only the holders of shares of the one or more affected classes shall be entitled to vote.

     (7) Redemption at the Stockholder's Option. To the extent the Corporation has funds or property legally available therefor, each stockholder of the Common Stock of the Corporation or any additional class of the Common Stock of the Corporation shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares at the redemption price equal to the net asset value per share of the capital stock next determined after the shares are properly tendered for redemption (less such redemption fee as may be determined from time to time by the Board of Directors); such determination of the net asset value per share shall be made in accordance with the requirements of the Investment Company Act of 1940, as amended, and the applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental

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authority) and in conformity with generally accepted accounting principles.

     Notwithstanding the foregoing, the Corporation may but need not postpone payment or deposit of the redemption price and may suspend the right of the holders of its capital stock to require the Corporation to redeem shares of such capital stock during any period when (i) the New York Stock Exchange is closed for other than weekends and holidays, (ii) the Securities and Exchange Commission (or any succeeding governmental authority) has by order permitted such postponement or suspension, (iii) an emergency as defined by the rules of the Securities and Exchange Commission (or any succeeding governmental authority) exists, making disposal of portfolio securities or valuation of net assets of the Corporation not reasonably practicable or (iv) trading on the New York Stock Exchange is restricted under conditions set forth in the rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority).

     (8) Redemption by Corporation. The Board of Directors may cause the Corporation to redeem at net asset value the shares of any class from a holder
(i) if such redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended, or (ii) if such holder has had, for a period to be determined from time to time by the Board of Directors shares of that class or series having an aggregate net asset value (determined in accordance with subsection
(9)) of an amount determined from time to time by the Board of Directors or less in his account, provided that in the case of a redemption pursuant to clause
(ii) hereof at least sixty (60) days prior written notice of the proposed redemption has been given to such holder by postage paid mail to his last know address. Upon redemption of shares pursuant to this subsection, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of shares so redeemed.

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     (9) Net Asset Value Per Share. The net asset value per share of any class or series shall be the quotient obtained by dividing the value of the net assets of that class or series (being the value of the assets belonging to that class less the liabilities belonging to the class or series) by the total number of shares of that class or series outstanding, all determined by the Board of Directors in accordance with generally accepted accounting principles and not inconsistent with the Investment Company Act of 1940, as amended.

     The Board of Directors may determine to maintain the net asset value per share of any class or series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act of 1940, as amended, for the continuing declarations of income attributable to that class or series as dividends payable in additional shares of that class or series at the designated constant dollar amount and for the handling of any losses attributable to that class or series. Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the Corporation attributable to that class or series his pro rata portion of the total number of shares required to be cancelled in order to permit the net asset value per share of that class or series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each stockholder of the Corporation shall be deemed to have agreed, by his investment in any class or series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

     (10) Equality. All shares of each particular class or series shall represent an equal proportionate interest in the assets belonging to that class or series (subject to the liabilities belonging to that class or series shall be equal to each other share of that class or series. The Board of Directors may from time to time divide or combine the

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shares of any particular class or series into a greater or lesser number of shares of that class or series without thereby changing the proportionate beneficial interest in the assets belonging to that class or series or in any way affecting the rights of any other class or series.

     (11) Conversion or Exchange Rights. Subject to compliance with the requirements of the Investment Company Act of 1940, as amended, the Board of Directors shall have the authority to provide that holders of shares of any class or series shall have the right to convert or exchange said shares into shares of one or more other classes or series or shares in accordance with such requirements and procedures as may be established by the Board of Directors.

     (12) Fractional Shares. The Corporation may issue and sell fractions of shares having pro rate all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Charter or in the By-Laws, they shall be deemed to include fractions of shares, where the context does not clearly indicate that only full shares are intended.

     (13) Stock Certificates. The Corporation shall not be obligated to issue certificates representing shares of any class or series unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in the By-Laws or by the Board of Directors.

     (14) Transfer Restrictions. If, in the opinion of the Board of Directors of the Corporation, concentration of ownership of shares of Common Stock may cause the Corporation to be deemed a personal holding company within the meaning of the Internal Revenue Code of 1986, as amended, the Corporation may at any time and from time to time refuse to give effect on the books of the Corporation to any transfer or transfers of any share or shares of Common Stock in an effort to prevent such personal holding company status.

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     (c) Subject to the foregoing and to the requirements of the Investment
Company Act of 1940, as amended, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into one or more classes or series of common stock, special stock or other stock, and to subdivide and resubdivide shares of any class or series into one or more subclasses or subseries of such class or series, by determining, fixing, or altering one or more of the following:


     (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Section.

     (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or noncumulative and as participating or nonparticipating.

     (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

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     (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

     (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

     (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such right shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

     (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.

     (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

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     (9) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.

     (c) Article SEVENTH of the Charter is amended in its entirety as follows:

     SEVENTH: The number of directors of the Corporation shall be seven, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.

     (d) Article EIGHTH, Section (1) of the Charter is amended in its entirety as follows:

     (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

     (e) Article EIGHTH, Sections (5) and (8) of the Charter are deleted in their entirety, and Sections (6), (7), (9), (10), (11) and (12) are renumbered as Sections (5), (6), (7), (8), (9) and (10), respectively.

     (f) Article EIGHTH, Section (5) (as renumbered) of the Charter is amended in its entirety as follows:

     (5) Except for contracts, transactions, or acts required to be approved under the provisions of Section (4) of this Article, any contract, transaction, or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting or at any special

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meeting called for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

     (g) Article TENTH of the Charter is deleted in its entirety.

     SECOND: The amendment does not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Nicholas-Applegate Growth Equity Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on May 30, 1991.


WITNESS:                                NICHOLAS-APPLEGATE GROWTH
                                        EQUITY FUND, INC.


/s/ Robert E. Carlson                   By: /s/ Fred C. Applegate
--------------------------              --------------------------------
Robert E. Carlson                       Fred C. Applegate
Assistant Secretary                     President

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     THE UNDERSIGNED, President of Nicholas-Applegate Growth Equity Fund, Inc.,
who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and, approval thereof are true in all material respects under the penalties of perjury.


                                          /s/ Fred C. Applegate
                                          ---------------------------
                                          Fred C. Applegate
                                          President

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